Exhibit 5.1

Dentons Durham Jones Pinegar P.C. 111 South Main Street, Suite 2400 Salt Lake City, UT 84111 United States dentons.com

July 2, 2026

FatPipe, Inc.

392 East Winchester Street, Fifth Floor

Salt Lake City, Utah 84107

Re: Registration Statement on Form S-3 (Registration No. 333-________)

Ladies and Gentlemen:

We have acted as counsel to FatPipe, Inc., a Utah corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (Registration No. 333-________) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration for offer and sale from time to time, pursuant to Rule 415 under the Act, of up to $20,000,000 in aggregate offering price of (i) shares of the Company’s common stock, no par value per share (the “Common Stock”), and (ii) debt securities of the Company (together with the Common Stock, the “Securities”), all as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus.

In connection with the opinions expressed herein, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended and restated to date; (iii) the Bylaws of the Company, as amended to date; (iv) certain resolutions of the Board of Directors of the Company relating to the registration and issuance of the Securities; and (v) such other corporate records, documents, certificates of officers of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

FatPipe, Inc.

July 2, 2026

1. With respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to authorize and approve the issuance and terms of the offering of shares of Common Stock and related matters, and (b) such shares of Common Stock have been issued and delivered against payment therefor in accordance with the terms of such corporate authorization and as described in the Registration Statement, the Prospectus and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the debt securities (the “Debt Securities”), when (a) any applicable indenture has been duly authorized, executed and delivered by the Company and the trustee thereunder, (b) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such indenture and all necessary corporate action has been taken, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such indenture, such corporate authorization, and as described in the Registration Statement, the Prospectus and the applicable prospectus supplement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and to general principles of equity.

The opinions expressed above are limited to the laws of the State of Utah and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance or sale of the Securities.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DENTONS DURHAM JONES PINEGAR P.C.